846 Putnam Michigan Tax Exempt Income Fund
5/31/06 Annual

Because of the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2006, Putnam Management has
assumed $983 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	3,934
	Class B	689

72DD2	Class M	43

73A1	Class A	.334507
	Class B	.275765

73A2	Class M	.307755

74U1	Class A	11,577
	Class B	2,198

74U2	Class M	137

74V1	Class A	8.91
	Class B	8.90

74V2	Class M	8.91



Additional Information About Errors and Omissions Policy
Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.